UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2007
VALENTEC SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-11454	59-2332857

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2629 York Avenue
Minden, LA 71055
(Address of Principal Executive Offices)
(318) 382-4574
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Pursuant to the binding term sheet entered into between Valentec Systems, Inc. and MAST Technology, Inc. (“MAST”) to acquire all of the outstanding capital stock of MAST (“Term Sheet”) on January 22, 2007 (“Term Sheet Date”), the parties agreed on May 11, 2007, to extend the period during which the definitive agreements for such a transaction may be executed by additional 90 days, namely 210 days as of the Term Sheet Date. During such extended period the Term Sheet will be binding and MAST and its shareholders shall be bound by a standard no-shop obligation. If no definitive agreements are executed within such 210-day period, the parties’ obligations under the Term Sheet will automatically expire unless otherwise extended by mutual written agreement. All other terms of the Term Sheet shall remain unchanged except to the extent necessary to give effect to the foregoing extension.
     Statements in this Current Report on Form 8-K that are not historical, may be deemed forward-looking statements within the meaning of the federal securities laws. Although the registrants believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the registrants can give no assurance that their expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The registrants undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the registrants’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits — None
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
     Dated: May 31, 2007

VALENTEC SYSTEMS, INC.
By:	/s/ Robert Zummo
	Name:	Robert Zummo
	Title:	President and Chief Executive Officer